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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2000
                                                   ------------------

          Oxford Tax Exempt Fund II Limited Partnership
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)


   Maryland                  0-25600                     52-1394232
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(State or other            (Commission              (I.R.S. Employer
jurisdiction of             File Number)            Identification No.)



  7200 Wisconsin Avenue, Suite 1100, Bethesda, Maryland  20814
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            (Address of principal executive offices)

                       (301) 654-3100
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       Registrant's telephone number, including area code


                             N/A
  -------------------------------------------------------------
  (Former name or former address, if changed since last report)




















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          OXFORD TAX EXEMPT FUND II LIMITED PARTNERSHIP

                            FORM 8-K

                         CURRENT REPORT

Item 2.   Acquisition or Disposition of Assets.

     On September 13, 2000, San Bruno-Oxford Limited Partnership ("San Bruno") completed a financing transaction with affiliates of Merrill Lynch & Co., Inc. In connection with this financing transaction, a Merrill Lynch affiliate acquired from Oxford Tax Exempt Fund II Limited Partnership (the "Company" or "OTEF") (AMEX: OTF) the $26.060 million of tax-exempt bonds held by OTEF and secured by San Bruno's property. OTEF received a net purchase price of par plus accrued but unpaid interest through the date of payment for these bonds.

     In addition, at closing of this financing, a Merrill Lynch affiliate purchased a new promissory note issued by San Bruno in the original principal amount of $8.8 million, a portion of the proceeds of which was used to repay to OTEF in full all amounts then due and owing by San Bruno under the terms of the Demand Note. The Demand Note was issued by San Bruno in connection with the November 1, 1999 remarketing of the tax-exempt bonds, with an original principal amount of $8,833,577, and had an outstanding principal balance including accrued but unpaid interest of $8,678,103. The original principal balance of the Demand Note represented all contingent interest and accrued but unpaid interest due and owing with respect to the San Bruno bonds as of the November 1, 1999 bond remarketing date.

     With the completion of this transaction, OTEF received total net proceeds of approximately $35.6 million, representing all principal and interest due and owing by San Bruno with respect to OTEF's investment. The managing general partners of San Bruno-Oxford Limited Partnership and OTEF are affiliates.

     For financial statement purposes, OTEF will report a gain of approximately $15.2 million with respect to the San Bruno tax-exempt bonds and $8.2 million with respect to the Demand Note. The $8.2 million gain from the Demand Note will increase OTEF's net book value in the same amount. For the near term, the Company intends to retain the net proceeds from this transaction for working capital purposes.

Item 7.  Exhibits

Exhibit  1  Press Release dated September 14, 2000.








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          OXFORD TAX EXEMPT FUND II LIMITED PARTNERSHIP

                            FORM 8-K

                         CURRENT REPORT

                           SIGNATURES

   Pursuant  to the requirements of the Securities  Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               Oxford Tax Exempt Fund II Limited Partnership

                        By:  Oxford Tax Exempt Fund II
                              Corporation,
                             Managing General Partner of the
                              registrant



Date:  September 18, 2000     By: /s/ Marc B. Abrams
       ------------------         ---------------------------
                                  Marc B. Abrams,
                                  Senior Vice President






























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                            Exhibit 1


For Release 4:00 p.m. EDT
September 14, 2000


News Release


OXFORD TAX EXEMPT FUND INCREASES DIVIDEND AND CLOSES SAN BRUNO
TRANSACTION

September 14, 2000 EDT

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     BETHESDA,  MARYLAND-September 14, 2000 - Oxford  Tax  Exempt
Fund  (AMEX:  OTF) announced that the Board of Directors  of  its
managing  general  partner  declared  a  4.6%  increase  in   the
distribution for the third quarter of 2000 from $0.54 per BAC to $0.565 per BAC. This distribution also represents an increase of approximately 8.7% over the distribution paid for the third quarter of 1999. Third quarter distributions will be paid on November 14, 2000 to holders of record as of September 30, 2000. BACs will begin to trade "ex dividend" on September 28, 2000.

     The Company also reported that it recently received approximately $35.6 million from the sale at par plus all accrued interest of the $26.06 million of tax-exempt bonds secured by the San Bruno property and the related $8.6 million demand note the Company received from the borrower in connection with the San Bruno tax-exempt bond remarketing transaction that closed on November 1, 1999. The $8.6 million demand note amount represented all accrued but unpaid interest with respect to the San Bruno bonds as of the November 1, 1999 bond remarketing date. As a result of this sale, OTEF has now received amounts with respect to its San Bruno investment equal to all principal and interest owed under the original 1986 bonds and the 1999 demand note. This sale concludes OTEF's investment in San Bruno.

     For financial statement purposes, the Company will report a gain of approximately $15.2 million with respect to the San Bruno tax-exempt bonds and $8.2 million with respect to the San Bruno demand note. The $8.2 million gain from the demand note will increase OTEF's net book value in the same amount. For the near term, the Company intends to retain the net proceeds from this transaction for working capital purposes.

     Based on yesterday's closing price of $26.375, the Company is providing BAC holders with an annualized dividend yield of approximately 8.6%. The taxable equivalent yield is approximately 13.6%, assuming approximately 90% of the dividend is exempt from federal income tax and a 39.6% marginal tax




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bracket.  The Company has paid 60 consecutive quarterly dividends
since   its  inception  in  the  fall  of  1985,  including   the
distribution  to  be paid for the third quarter.   Based  on  the
current quarterly dividend of $0.565 per BAC, the Company's dividend payout ratio is approximately 86.5% of the net income per BAC reported for the quarter ended June 30, 2000. At June 30, 2000, the fully diluted book value of the BACs was $36.50 per BAC.

     The Company's business objective is to provide shareholders with high tax-exempt dividends, plus income growth from investments in tax-exempt mortgage revenue bonds, and related debt and equity investments, secured principally by garden apartment communities located in major U.S. growth markets. The Company's bond investments are generally structured to enable the Company to participate in any growth in the net operating income and appreciation of the underlying properties.

     Questions regarding transfer of shares should be directed to the Company's registrar and transfer agent at 1-800-368-5948. Any other questions should be directed to the Company's Investor Services group at 1-888-321-OTEF. Visit OTEF's website at www.OTEF.com.

     This press release contains statements, which are forward-looking in nature and reflect management's current views with respect to future events and financial performance. These statements are subject to many uncertainties and risks and should not be considered guarantees of future performance. Actual results may vary materially from projected results based on a number of factors, including the actual performance of the properties pledged as collateral for the Company's portfolio, general conditions in the local real estate markets in which the properties are located and prevailing interest rates.